April 27, 1998
                                COMMITMENT LETTER

Kos Pharmaceuticals, Inc.
1001 Brickell Bay Drive
25th Floor
Miami, Florida 33131

Attention: President

         Re:             $30,000,000 Credit Facility

Ladies and Gentlemen:

           This letter constitutes the Commitment of the undersigned (the "Lender") to make available the credit line (the "Loan") to Kos Pharmaceuticals, Inc., a Florida corporation (the "Borrower"), subject to the terms and conditions set forth in a Promissory Note, Loan Agreement, and such other documents as Lender may reasonably require. The terms and conditions of this Commitment are as follows:

1. LOAN. The Loan will be evidenced by a promissory note in the principal amount of up to thirty million dollars ($30,000,000) (the "Note").

2. TERM AND MATURITY. The Borrower may borrow amounts from time to time under the Loan during the period commencing July 1, 1998 (the "Commencement Date") and ending June 30, 1999 (the "Termination Date"). All amounts outstanding under the Loan shall become due and payable on December 31, 2000 (the "Maturity Date").

3. INTEREST RATE. Through the Maturity Date, so long as there is no default under the Loan, the Note shall bear interest at a variable rate equal to the prime rate established by a bank to be agreed upon by Borrower and Lender (the "Prime Rate"), subject to adjustment on the first banking day of each month through the Maturity Date, on the principal balance outstanding. In no event shall said rate of interest exceed the maximum annual rate of interest permitted under Connecticut Law or Federal Law in the event Federal Law preempts Connecticut Law or is otherwise applicable. Through the Maturity Date, interest only, at the above-mentioned variable rate, shall be due and payable monthly on the seventh business day of each month on loan funds previously disbursed. In the event of a payment default or after the Maturity Date, interest shall accrue from the due date of such payment until such payment default is cured, or until full payment is received by Lender, at an annual rate of the Prime Rate plus 6%.

4. REPAYMENT OF LOAN. Through the Maturity Date, interest shall be computed on the outstanding principal balance for the actual number of days which have elapsed in an interest period, calculated on the basis of a 360-day year.

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Kos Pharmaceuticals, Inc.
April 27, 1998

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           Principal amounts outstanding under the Loan from time to time shall become due and payable on the Maturity Date and may be prepaid in whole or in part from time to time without penalty.

5. TERMS AND CONDITIONS. This Commitment shall be supplemented by all of the terms and conditions set forth in the Note, Loan Agreement and other collateral Loan Documents (as hereinafter defined). The Note and Loan Agreement shall contain substantially the following:

           a. Default: In the event any payment, including any payment of interest, is not made when due, and such payment is not made by Borrower within ten (10) days of such due date, the Loan may be declared in default and the entire principal balance together with interest thereon may be accelerated and declared to be immediately due and payable. In addition, the documentation will provide for customary events of default. In the case of non-monetary defaults other than bankruptcy, insolvency and other uncurable defaults, Lender shall provide Borrower with prior notice of an event of default and allow Borrower a thirty (30) day period in which to cure such default.

           b. Right to Accelerate: In the event of a Change in Control of the Borrower, the Lender shall have the right to accelerate the entire principal balance of the Note together with interest thereon and declare same to be immediately due and payable. For purposes of this condition, a Change in Control shall be deemed to occur
                    (i) when there is a sale or transfer of all or substantially all of the assets of Borrower to an unaffiliated third party, (ii) when Borrower is a party to merger, consolidation, reorganization, or other transaction in which the members of the Board of Directors of Borrower immediately prior to such transaction fail to constitute at least a majority of the Board of Directors of the surviving entity following such transaction, or
                    (iii) upon the occurrence of such other events as Borrower and Lender may agree.

           c. Prepayment Penalty: There shall be no prepayment penalty during the term of the Loan.

           d. Other Borrower Financing: Except as provided herein or with the consent of the Lender, Borrower shall not incur any additional indebtedness secured by a pledge of Borrower's assets as collateral or with repayment terms senior to those of Lender under the terms of the Note; provided that Borrower may incur equipment financing indebtedness and letters of


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Kos Pharmaceuticals, Inc.
April 27, 1998

Page -3-

                    credit in the ordinary course of business in amounts not exceeding $100,000 per transaction.

6.         ADVANCES.

           a. Proceeds from the Loan shall may be utilized by Borrower for any purpose.

           b. Requisitions for advances shall be made directly to the Lender in writing on at least three business days prior notice. Other requirements with respect to advances shall be set forth in the Loan Documents.

           c. Any and all costs of recording the Loan Documents, including, but not limited to, documentary stamps, intangible tax and recording fees (collectively "Costs") shall be paid by Borrower at closing and at such other times as advances are made and monies for the payment of said Costs are required.

7. CLOSING DOCUMENTS. The following documents ("Loan Documents") shall be executed and delivered at closing in form and content satisfactory to Borrower and Lender:

           a. Promissory Note in the amount of the Loan, executed by Borrower, made payable to the Lender.

           b.       Loan Agreement, executed by Borrower and Lender.

           c.       Counter-signature of this Commitment by Borrower.

           d.       Such other documents as may be required by Lender.

           This Loan shall be closed on or prior to June 30, 1998 ("Closing Date"). This Commitment shall remain in full force and effect until June 30, 1998.

8. COSTS. All costs of making and administering this Loan, including, but not limited to, legal fees (including Lender's counsel), fees for advisors in connection with the Loan (including a reasonable fee for Lender's advisor), intangible taxes, documentary stamp taxes, and sales taxes are to be paid by Borrower. All out-of-pocket costs incurred by Lender will be reimbursed to Lender by Borrower in the event this Loan is not closed for any reason other than the arbitrary refusal of Lender.

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Kos Pharmaceuticals, Inc.
April 27, 1998

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9.         MATERIAL ADVERSE CHANGES. At the time of the closing of the Loan contemplated by this Commitment, there shall be neither any material adverse change in the operations, management or financial condition of the Borrower nor any material litigation in effect, pending or threatened, involving the Borrower.

10. ASSIGNMENT. This Commitment is not assignable and may only be modified in writing, signed by the parties hereto.

11. GOVERNING LAW. This Commitment shall be governed in its enforcement, construction and interpretation by the laws of the State of Connecticut.

12. COMMITMENT LETTER. Any statements, agreements or representations, oral or written, which may have been made by Lender or by any employee, agent, or broker acting on Lender's behalf with respect to this Commitment, and all prior agreements and representations with respect to this Commitment and the Loan referred to herein are merged herein so that this Commitment Letter shall contain the entire agreement with respect to the Loan.

13. ADDITIONAL FINANCING BY LENDER. The Lender's obligation to fund this Loan is limited to the principal amount set forth herein and the Lender is not obligated to fund any additional amounts other than as set forth herein.

14. BINDING. This Commitment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and/or assigns, heirs and legal representatives.

15. WAIVERS. Borrower's counsel in this matter shall be the law firm of Holland & Knight LLP and both Borrower and Lender waive any potential or actual conflict of interest with respect thereto.

Yours truly,

/s/ Michael Jaharis
--------------------
Michael Jaharis


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Kos Pharmaceuticals, Inc.
April 27, 1998

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Agreed to and Accepted:

KOS PHARMACEUTICALS, INC., a Florida corporation

By:
   /s/ Duncan H. Cocroft
   ---------------------------------------
   Duncan H.Cocroft, Senior Vice President

Dated: April 27, 1998